Exhibit 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES FIRST QUARTER 2023 RESULTS

VERO BEACH, Fla., (August 10, 2023) – Bimini Capital Management, Inc. (OTCQB: BMNM), (“Bimini Capital,” “Bimini,” or the “Company”), today announced results of operations for the three-month period ended June 30, 2023.

Second Quarter 2023 Highlights

●	Net income of $0.3 million, or $0.03 per common share
●	Book value per share of $1.34
●	Company to discuss results on Friday, August 11, 2023, at 10:00 AM ET

Management Commentary

Commenting on the second quarter results, Robert E. Cauley, Chairman and Chief Executive Officer, said, “A few key developments drove macro-economic conditions during the second quarter of 2023.  In turn, these developments drove performance in the Agency RMBS markets.  The economic backdrop consisted of continued strong readings on core services inflation and a tight labor market.  During May, an impasse developed between the Republican controlled House of Representatives and the Biden administration over the debt ceiling limit.  As the deadline to resolve the impasse approached, risk markets suffered and the Agency RMBS market was not spared.  Spread levels on the current-coupon 30-year RMBS benchmark reached the widest level of the cycle – at least to date.  Once the impasse was resolved, the Agency RMBS market recovered and posted strong returns for the month of June. With the crisis averted, the market’s attention turned to the incoming economic data.  Central bankers across the globe were all fighting the same battle, yet none seem to have been able to reign in inflation, including the Federal Reserve (the "Fed").  The Fed raised rates 25 basis points on May 3, 2023 and again on July 26, 2023, skipping the June meeting.  Unless the incoming data presents clear evidence inflation is headed back toward the target inflation rate of 2%, the Fed and other central banks appear poised to maintain tight monetary policy with the possibility of additional firming later this year.  The final development that was critical for the Agency RMBS market was the FDIC liquidation auctions stemming from the failed regional banks in March.  At this point they are almost 90% of their way through the pass-through auctions and the execution of the auctions has gone far better than feared.

“Orchid Island Capital ("Orchid") reported second quarter 2023 net income $10.2 million, and its shareholders equity increased from $451.4 million to $490.1 million. The market conditions described below led to Orchid reporting gains on its derivatives of $93.4 million, exceeding MBS losses of $69.5 million. Further, Orchid raised additional equity capital of approximately $47.6 million during the second quarter of 2023. Bimini 's advisory services revenue for the quarter was approximately $3.5 million, a 5.5% increase over the comparable quarter in 2022, reflecting Orchid's increased equity. Orchid is also obligated to reimburse us for direct expenses paid on its behalf and to pay to us Orchid’s pro rata share of overhead as defined in the management agreement.

“With respect to the MBS portfolio at Royal Palm, we added to the MBS portfolio during the second quarter of 2023, increasing the market value from $45.6 million at March 31, 2023 to $63.8 million at June 30, 2023. While the portfolio was increased during the quarter, and the combination of portfolio interest and dividend income from our shares of Orchid Island increased 13% over the comparable quarter of 2022, interest expense on our repurchase obligations continues to rise and increased from $73 thousand for the second quarter of 2022 to $564 thousand for the second quarter of 2023.  Net interest and dividend income for the quarter of $276 thousand was down significantly from $670 thousand for the same quarter of 2022.

“Mark to market gains and losses on our MBS portfolio, hedge positions and shares of Orchid netted to a net loss of $621 thousand, and net income for the quarter was $286 thousand versus a loss of $1.2 million for the second quarter of 2022. Market conditions continue to be volatile so far in the third quarter, but we have been able to continue to build our cash positions and are likely to increase the MBS portfolio again.”

Details of Second Quarter 2023 Results of Operations

The Company reported net income of $0.3 million for the three-month period ended June 30, 2023. Advisory service revenue for the quarter was $3.5 million. We recorded interest and dividend income of $0.8 million and interest expense on repurchase agreements of $0.6 million and on long-term debt of $0.6 million. We recorded an unrealized $0.2 million mark to market loss on our shares of Orchid common stock and unrealized mark to market losses of $0.9 million on our MBS portfolio. The results for the quarter also included operating expenses of $2.2 million and an income tax provision of $0.1 million.

Management of Orchid Island Capital, Inc.

Orchid is managed and advised by Bimini. As Manager, Bimini is responsible for administering Orchid’s business activities and day-to-day operations. Pursuant to the terms of the management agreement, Bimini Advisors provides Orchid with its management team, including its officers, along with appropriate support personnel. Bimini also maintains a common stock investment in Orchid which is accounted for under the fair value option, with changes in fair value recorded in the statement of operations for the current period. For the three months ended June 30, 2023, Bimini’s statement of operations included a fair value adjustment of $(0.2) million and dividends of $0.3 million from its investment in Orchid’s common stock. Also during the three months ended June 30, 2023, Bimini recorded $3.5 million in advisory services revenue for managing Orchid’s portfolio consisting of $2.7 million of management fees, $0.6 million in overhead reimbursement and $0.2 million in repurchase, clearing and administrative fees.

Book Value Per Share

The Company's Book Value Per Share at June 30, 2023 was $1.34. The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At June 30, 2023, the Company's stockholders’ equity was $13.4 million, with 10,019,888 Class A Common shares outstanding.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”) and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities. The table below details the changes to the respective sub-portfolios during the quarter.

Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - March 31, 2023	$42,849,182	$2,785,378	$5,372	$2,790,750	$45,639,932
Securities purchased	20,045,750	-	-	-	20,045,750
Return of investment	n/a	(86,588)	(160)	(86,748)	(86,748)
Pay-downs	(907,707)	n/a	n/a	n/a	(907,707)
Discount accreted due to pay-downs	25,687	n/a	n/a	n/a	25,687
Mark to market losses	(853,965)	(90,914)	(1,561)	(92,475)	(946,440)
Market Value - June 30, 2023	$61,158,947	$2,607,876	$3,651	$2,611,527	$63,770,474

The tables below present the allocation of capital between the respective portfolios at June 30, 2023 and March 31, 2023, and the return on invested capital for each sub-portfolio for the three-month period ended June 30, 2023. Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
June 30, 2023
Market value	$61,158,947	$2,607,876	$3,651	$2,611,527	$63,770,474
Cash equivalents and restricted cash	5,567,383	-	-	-	5,567,383
Repurchase agreement obligations	(60,694,589)	-	-	-	(60,694,589)
Total(1)	$6,031,741	$2,607,876	$3,651	$2,611,527	$8,643,268
% of Total	69.8%	30.2%	0.0%	30.2%	100.0%
March 31, 2023
Market value	$42,849,182	$2,785,378	$5,372	$2,790,750	$45,639,932
Cash equivalents and restricted cash	5,088,842	-	-	-	5,088,842
Repurchase agreement obligations	(43,091,999)	-	-	-	(43,091,999)
Total(1)	$4,846,025	$2,785,378	$5,372	$2,790,750	$7,636,775
% of Total	63.5%	36.5%	0.1%	36.5%	100.0%

(1)	Invested capital includes the value of the MBS portfolio and cash equivalents and restricted cash, reduced by repurchase agreement borrowings.

The returns on invested capital in the PT MBS and structured MBS portfolios were approximately (7.6)% and (1.2)%, respectively, for the second quarter of 2023. The combined portfolio generated a return on invested capital of approximately (5.3)%.

Returns for the Quarter Ended June 30, 2023
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Interest income (net of repo cost)	$(55,571)	$57,889	$127	$58,016	$2,445
Realized and unrealized losses	(828,278)	(90,914)	(1,561)	(92,475)	(920,753)
Hedge gains	515,547	n/a	n/a	n/a	515,547
Total Return	$(368,302)	$(33,025)	$(1,434)	$(34,459)	$(402,761)
Beginning capital allocation	$4,846,025	$2,785,378	$5,372	$2,790,750	$7,636,775
Return on invested capital for the quarter(1)	(7.6)%	(1.2)%	(26.7)%	(1.2)%	(5.3)%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

Prepayments

For the second quarter of 2023, the Company received approximately $1.0 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate (“CPR”) of approximately 9.6% for the second quarter of 2023. Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended	Portfolio	Portfolio	Portfolio
June 30, 2023	8.0	13.0	9.6
March 31, 2023	2.4	10.3	5.0
December 31, 2022	8.2	8.4	8.3
September 30, 2022	13.1	7.5	10.8
June 30, 2022	17.2	22.9	20.0
March 31, 2022	18.5	25.6	20.9

Portfolio

The following tables summarize the MBS portfolio as of June 30, 2023 and December 31, 2022:

($ in thousands)
				Weighted
		Percentage		Average
		of	Weighted	Maturity
	Fair	Entire	Average	in	Longest
Asset Category	Value	Portfolio	Coupon	Months	Maturity
June 30, 2023
Fixed Rate MBS	$61,159	95.9%	4.52%	335	1-May-53
Structured MBS	2,611	4.1%	2.84%	293	15-May-51
Total MBS Portfolio	$63,770	100.0%	4.12%	333	1-May-53
December 31, 2022
Fixed Rate MBS	$42,974	93.6%	4.07%	329	1-Aug-52
Structured MBS	2,919	6.4%	2.84%	300	15-May-51
Total MBS Portfolio	$45,893	100.0%	3.67%	327	1-Aug-52

($ in thousands)
	June 30, 2023		December 31, 2022
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$32,502	51.0%	$33,883	73.8%
Freddie Mac	31,268	49.0%	12,010	26.2%
Total Portfolio	$63,770	100.0%	$45,893	100.0%

	June 30, 2023	December 31, 2022
Weighted Average Pass Through Purchase Price	$104.23	$105.30
Weighted Average Structured Purchase Price	$4.48	$4.48
Weighted Average Pass Through Current Price	$96.78	$95.58
Weighted Average Structured Current Price	$13.03	$13.37
Effective Duration (1)	4.130	4.323

(1)

Effective duration is the approximate percentage change in price for a 100 basis point change in rates. An effective duration of 4.130 indicates that an interest rate increase of 1.0% would be expected to cause a 4.130% decrease in the value of the MBS in the Company’s investment portfolio at June 30, 2023. An effective duration of 4.323 indicates that an interest rate increase of 1.0% would be expected to cause a 4.323% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2022. These figures include the structured securities in the portfolio but not the effect of the Company’s hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing and Liquidity

As of June 30, 2023, the Company had outstanding repurchase obligations of approximately $60.7 million with a net weighted average borrowing rate of 5.28%. These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $63.9 million. At June 30, 2023, the Company’s liquidity was approximately $5.2 million, consisting of unpledged MBS and cash and cash equivalents.

We may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets. In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash. Below is a list of outstanding borrowings under repurchase obligations at June 30, 2023.

($ in thousands)
Repurchase Agreement Obligations
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	(in Days)
Mirae Asset Securities (USA) Inc.	$22,854	37.6%	5.36%	1,083	69
Mitsubishi UFJ Securities, Inc.	13,751	22.7%	5.22%	926	24
Marex	11,322	18.7%	5.22%	495	27
Citigroup Global Markets, Inc.	9,118	15.0%	5.23%	456	24
South Street Securities, LLC	3,649	6.0%	5.35%	141	80
	$60,694	100.0%	5.28%	$3,101	45

(1)

Equal to the fair value of securities sold (including accrued interest receivable) and cash posted as collateral, if any, minus the sum of repurchase agreement liabilities, accrued interest payable and securities posted by the counterparty (if any).

Summarized Consolidated Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of June 30, 2023, and December 31, 2022, and the unaudited consolidated statements of operations for the six and three months ended June 30, 2023 and 2022. Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited - Amounts Subject to Change)

	June 30, 2023	December 31, 2022
ASSETS
Mortgage-backed securities	$63,770,474	$45,893,436
Cash equivalents and restricted cash	5,567,383	6,773,799
Orchid Island Capital, Inc. common stock, at fair value	5,889,885	5,975,248
Accrued interest receivable	285,513	204,018
Deferred tax assets, net	22,741,823	23,178,243
Other assets	4,375,532	4,292,207
Total Assets	$102,630,610	$86,316,951

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$60,694,589	$43,817,999
Long-term debt	27,404,399	27,416,239
Other liabilities	1,116,563	2,958,634
Total Liabilities	89,215,551	74,192,872
Stockholders' equity	13,415,059	12,124,079
Total Liabilities and Stockholders' Equity	$102,630,610	$86,316,951
Class A Common Shares outstanding	10,019,888	10,019,888
Book value per share	$1.34	$1.21

BIMINI CAPITAL MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited - Amounts Subject to Change)

	Six Months Ended June 30,		Three Months Ended June 30,
	2023	2022	2023	2022
Advisory services	$6,898,860	$6,407,741	$3,516,450	$3,332,379
Interest and dividend income	1,670,104	1,636,110	839,562	742,441
Interest expense	(2,183,490)	(663,720)	(1,129,285)	(376,412)
Net revenues	6,385,474	7,380,131	3,226,727	3,698,408
Other income (expense)	(106,205)	(9,223,396)	(621,397)	(2,865,092)
Expenses	4,551,869	4,138,351	2,223,012	2,112,872
Net income (loss) before income tax provision (benefit)	1,727,400	(5,981,616)	382,318	(1,279,556)
Income tax provision (benefit)	436,420	(1,315,458)	96,811	(92,982)
Net income (loss)	$1,290,980	$(4,666,158)	$285,507	$(1,186,574)

Basic and Diluted Net Income (Loss) Per Share of:
CLASS A COMMON STOCK	$0.13	$(0.44)	$0.03	$(0.11)
CLASS B COMMON STOCK	$0.13	$(0.44)	$0.03	$(0.11)

	Three Months Ended June 30,
Key Balance Sheet Metrics	2023	2022
Average MBS(1)	$54,705,200	$46,607,126
Average repurchase agreements(1)	51,893,294	45,870,344
Average stockholders' equity(1)	13,272,305	28,513,181

Key Performance Metrics
Average yield on MBS(2)	4.14%	3.36%
Average cost of funds(2)	4.35%	0.63%
Average economic cost of funds(3)	4.49%	2.25%
Average interest rate spread(4)	(0.21)%	2.73%
Average economic interest rate spread(5)	(0.35)%	1.11%

(1)	Average MBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)

Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average repurchase agreements.
(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. invests primarily in, but is not limited to investing in, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows. In addition, Bimini generates a significant portion of its revenue serving as the manager of the MBS portfolio of, and providing certain repurchase agreement trading, clearing and administrative services to, Orchid Island Capital, Inc.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, August 11, 2023, at 10:00 AM ET. The conference call may be accessed by dialing toll free (888) 330-2214. The conference ID is 5305210.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at https://ir.biminicapital.com or at https://events.q4inc.com/attendee/747750119.

CONTACT:

Bimini Capital Management, Inc.

Robert E. Cauley, 772-231-1400

Chairman and Chief Executive Officer

https://ir.biminicapital.com